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                                    NuTech
                                     Digital, Inc

                                  June 18, 2004

Mr. Joseph Giarmo
c/o NuTech Digital, Inc.
7900 Gloria Avneue
Van Nuys, California 91406

Dear Joe:

      The Board of Directors of NuTech Digital, Inc. (the "Company") has approved a grant to you of an incentive stock option covering 300,000 shares of restricted common stock as a performance incentive. The market value of the Company's common stock today is $0.35. These options are intended to be incentive options in accordance with section 422 of the Internal Revenue Code. The term of the option will be ten years, to April 14, 2014, after which time it will not be exercisable. The Company will seek shareholder approval of the option at its next annual meeting of shareholders. The Company will register the option on an S-8 Registration Statement. You may not transfer this option other than by Will or the laws of descent and distribution. During your lifetime, this option will be exercisable only by you. The option will be exercisable by you immediately as to 150,000 shares, in recognition of your work on the concert given by Russell Jones and, as to the remaining 150,000 shares, when and if the Company meets the following milestones:

      (1) Your right to purchase 50,000 shares will vest if the Company earns $2,000,000 in revenues during any calendar quarter of the 2004 fiscal year;

      (2) Your right to purchase 50,000 shares will vest if the Company earns at least $5,000,000 in revenues during the 2004 fiscal year; and

      (3) Your right to purchase 50,000 shares will be issued to you upon the successful production by the Company of no less than two major music concerts during the 2004 fiscal year. A major music concert for this purpose shall be defined as a concert whose production budget is no less than $250,000.

      The Board of Directors is confident in your ability to successfully meet these performance objectives. If you agree to this proposal, please countersign this letter at the space indicated below.

Mr. Joseph Giarmo
June 18, 2004
Page 2

                                       Very truly yours,

                                       NuTECH DIGITAL, INC.

                                       By: /s/ Lee Kasper
                                           -------------------------------------
                                           Lee Kasper, President

June 18, 2004

         I have read the above letter and agree to its terms.


                                       /s/ Joseph Giarmo
                                       -----------------------------------------
                                       Joseph Giarmo